Washington Federal, Inc.
425 Pike Street
Seattle, WA 98101

Contact:  Cathy Cooper
(206) 777-8246

Thursday, January 12, 2006
FOR IMMEDIATE RELEASE


Washington Federal Reports 1st Quarter Results


SEATTLE - Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal Savings, today announced earnings of $36,146,000 or $.41 per diluted share for the quarter ended December 31, 2005, compared to $36,258,000 or $.42 per diluted share for the same period one year ago.

Washington Federal's net loans outstanding increased to $6,264,599,000 as of December 31, 2005, a 4.3% increase from September 30, 2005. Loan production for the quarter totaled $597 million, an increase of $33 million or 6% over the same quarter last year. Non-performing assets amounted to only 0.09% of total assets at quarter-end. The Company's efficiency ratio of 18.75% for the quarter remains amoung the lowest in the industry. The quarter produced a return on assets of 1.75%, while return on equity amounted to 12.10%.

Chief Executive Officer Roy M. Whitehead commented, "In light of a rising interest rate environment which was primarily responsible for a 62% increase in deposit costs over the same period one year ago, we are very pleased with the Company's operating results for the quarter. We were able to leverage the strength of our balance sheet last quarter to offset the margin pressure created by a flat to inverted yield curve. It's a solid start to the new fiscal year."

On January 13, 2006, Washington Federal will pay a cash dividend of $.20 per share to common stockholders of record on December 30, 2005. This will be the Company's 92nd consecutive quarterly cash dividend.

The Company's Annual Meeting of Stockholders will be held at 2 p.m. on January 18, 2006, at Benaroya Hall in Seattle, Washington.

Washington Federal Savings, with headquarters in Seattle, Washington, has 122 offices in seven western states.



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                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)


                                                                        December 31, 2005     September 30, 2005
                                                                        -----------------     ------------------
                                                                          (In thousands, except per share data)

ASSETS
Cash and cash equivalents..........................................         $   428,585          $    637,791
Available-for-sale securities, including mortgage-backed
   securities of $936,152..........................................           1,106,848             1,077,856
Held-to-maturity securities, including mortgage-backed
   securities of $167,602..........................................             202,641               212,479
Loans receivable, net..............................................           6,264,599             6,008,932
Interest receivable................................................              35,529                34,048
Premises and equipment, net........................................              63,467                63,287
Real estate held for sale..........................................               5,196                 5,631
FHLB stock.........................................................             129,453               129,453
Intangible assets, net.............................................              56,991                57,259
Other assets.......................................................              11,992                 7,714
                                                                            -----------           -----------
                                                                            $ 8,305,301           $ 8,234,450
                                                                            ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Customer accounts
   Savings and demand accounts.....................................         $ 5,057,434           $ 5,002,172
   Repurchase agreements with customers............................              29,893                29,333
                                                                            -----------           -----------
                                                                              5,087,327             5,031,505
FHLB advances......................................................           1,300,000             1,230,000
Other borrowings...................................................             600,000               655,000
Advance payments by borrowers for taxes and insurance..............              12,218                27,533
Federal and state income taxes.....................................              58,986                44,617
Accrued expenses and other liabilities.............................              48,131                58,487
                                                                            -----------           -----------
                                                                              7,106,662             7,047,142
STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 300,000,000 shares authorized;
   104,225,461 and 104,140,966 shares issued; 87,017,789
   and 86,933,294 shares outstanding...............................             104,225               104,141
Paid-in capital....................................................           1,240,391             1,240,310
Accumulated other comprehensive loss, net of taxes..........  .....              (9,500)                 (704)
Treasury stock, at cost; 17,207,672 shares.........................            (205,874)             (205,874)
Retained earnings..................................................              69,397                49,435
                                                                            -----------           -----------
                                                                              1,198,639             1,187,308
                                                                            -----------           -----------
                                                                            $ 8,305,301           $ 8,234,450
                                                                            ===========           ===========

CONSOLIDATED FINANCIAL HIGHLIGHTS
Stockholders' equity per share.....................................         $     13.77           $     13.66
Stockholders' equity to total assets...............................               14.43%                14.42%
Weighted average rates at period end
  Loans and mortgage-backed securities*............................                6.24%                 6.19%
  Investment securities**..........................................                4.04                  3.74
  Combined loans, mortgage-backed securities
     and investment securities.....................................                6.04                  5.91
  Customer accounts................................................                3.16                  2.94
  Borrowings.......................................................                4.46                  4.51
  Combined cost of customer accounts and borrowings................                3.51                  3.37
  Interest rate spread.............................................                2.53                  2.54

* Includes securitized assets subject to repurchase
**Includes municipal bonds at tax equivalent yields and cash equivalents



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

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                Quarter Ended December 31,
                                                                --------------------------
                                                                  2005             2004
                                                                --------         --------
                                                           (In thousands, except per share data)
INTEREST INCOME
Loans.......................................................   $ 102,405         $ 86,885
Mortgage-backed securities..................................      14,368           12,834
Investment securities and cash equivalents..................       7,789            7,824
                                                                --------         --------
                                                                 124,562          107,543

INTEREST EXPENSE
Customer accounts...........................................      38,850           23,892
FHLB advances and other borrowings..........................      21,650           18,254
                                                                --------         --------
                                                                  60,500           42,146
                                                                --------         --------
NET INTEREST INCOME.........................................      64,062           65,397
Provision for loan losses...................................           -                -
                                                                --------         --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........      64,062           65,397

OTHER INCOME
Gain on sale of securities, net.............................           -               64
Other.......................................................       3,391            2,514
                                                                --------         --------
                                                                   3,391            2,578

OTHER EXPENSE
Compensation and fringe benefits............................       8,235            8,334
Occupancy...................................................       1,912            1,836
Other.......................................................       2,522            1,808
                                                                --------         --------
                                                                  12,669           11,978
Gain on real estate acquired through foreclosure, net.......         139              218
                                                                --------         --------
INCOME BEFORE INCOME TAXES..................................      54,923           56,215
Income taxes................................................      18,777           19,957
                                                                --------         --------
NET INCOME..................................................    $ 36,146         $ 36,258
                                                                ========         ========

PER SHARE DATA
Basic earnings..............................................    $    .42         $    .42
Diluted earnings............................................         .41              .42
Cash dividends..............................................         .20              .19
Weighted average number of shares outstanding,
   including dilutive stock options.........................  87,346,842       87,440,185
Return on average assets....................................        1.75%            1.96%



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